UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 24, 2010

The Bank Holdings

(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada		89521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  775.853.8600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported in the Form 12b-25 filed by The Bank Holdings (the “Company”) with the Securities and Exchange Commission on May 17, 2010, the Company was unable to file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 (the “Form 10-Q”), by the required filing deadline of May 17, 2010, without unreasonable effort or expense.  The filing of the Form 12b-25 afforded the Company an additional period of time until May 24, 2010 to file the Form 10-Q and still be considered timely in making that filing.  While the Company has been diligently preparing the Form 10-Q (including the financial statements contained therein), the Company was unable to file the Form 10-Q by the extended deadline.  The Company currently anticipates that it will file the Form 10-Q as promptly as practicable.

Because of its failure to timely file its Form 10-Q, the Company does not meet the “current public information” requirement contained in Rule 144 promulgated under the Securities Act of 1933, as amended, which may effect the ability of certain of the Company’s nonaffiliate shareholders to rely on Rule 144 for the resale of shares of common stock held for less than twelve (12) months, until the Company files the Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

May 25, 2010	By:	/s/ Jack Buchold
Name: Jack Buchold
Title: Chief Financial Officer